CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our reports dated May 10, 2002 on the financial statements and financial highlights of the Hodges Fund, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2002 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.


                                                /s/ TAIT, WELLER & BAKER



Philadelphia, Pennsylvania
July 29, 2002